STEPHANO SLACK LLC
ACCOUNTANTS AND TAX ADVISORS

February 17, 2026

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Earth Science Tech, Inc.
Form 8-K dated February 17, 2026
Item 4.01

Ladies and Gentlemen:

We have been furnished with a copy of Item 4.01 of the Form 8-K that Earth Science Tech, Inc. (the "Company") intends to file with the Securities and Exchange Commission regarding the event that occurred on February 14, 2026.

We agree with the statements made in Item 4.01 insofar as they relate to our Firm. Specifically, we confirm that there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to our satisfaction, would have caused us to make reference thereto in our reports, within the meaning of Item 304(a)(1)(iv) of Regulation S-K. We also confirm that there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We have no basis to agree or disagree with the statements made in the fifth through eighth paragraphs of Item 4.01.

Very truly yours,

/s/ Stephano Slack LLC
Stephano Slack LLC

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